UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2009
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Fair Isaac Corporation’s Executive Vice President and Chief Operating Officer, Michael Campbell, announced on November 11, 2009 that he is resigning from the Company for personal reasons. Mr. Campbell has stepped down from his officer position effective immediately, but will remain an employee of the Company through December 31, 2009. Mr. Campbell has entered into a transition agreement with the Company in connection with his separation, and is also party to a prior letter agreement with the Company covering certain terms of his employment. Pursuant to the transition agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, Mr. Campbell will receive the payments called for by his letter agreement in connection with his separation from the Company.
     See the Company’s press release dated November 17, 2009, which is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description
10.1	Transition Agreement, dated November 16, 2009, between the Company and Michael Campbell

99.1	Press Release dated November 17, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ Mark R. Scadina
Mark R. Scadina Executive Vice President, General Counsel and Secretary
Date: November 17, 2009

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Transition Agreement, dated November 16, 2009, between the Company and Michael Campbell	Filed Electronically

99.1	Press Release dated November 17, 2009	Filed Electronically